UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 13, 2012

MINDSPEED TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31650	01-0616769
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4000 MacArthur Boulevard, East Tower Newport Beach, California		92660-3095
(Address of Principal Executive Offices)		(Zip Code)

(949) 579-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Appointment of Principal Accounting Officer

On November 13, 2012, the board of directors (the “Board”) of Mindspeed Technologies, Inc. (the “Company”) appointed James M. Watkins as the principal accounting officer of the Company, effective immediately. Mr. Watkins replaces Stephen N. Ananias in the role of principal accounting officer. Mr. Ananias will continue in his roles as senior vice president and chief financial officer and as principal financial officer of the Company.

Mr. Watkins, 38, has been vice president and corporate controller of the Company since November 2011. Mr. Watkins was an assurance and advisory business services senior manager at Ernst & Young, LLP, a registered public accounting firm (“E&Y”), from October 2007 until joining the Company in November 2011, an audit manager at E&Y from October 2004 to September 2007, a senior auditor at E&Y from October 2001 to September 2004 and a staff auditor at E&Y from October 1999 to September 2001. Mr. Watkins received a bachelor of science degree in accounting from Brigham Young University.

Mr. Watkins does not have any family relationship with any of the Company’s directors or officers and is not a party to any transactions listed, or required to be listed, in Item 404(a) of Regulation S-K.

Mr. Watkins is a party to an offer letter dated as of November 2, 2011, with the Company, under which Mr. Watkins receives an annual base salary of $180,000.

Further, the Company entered into a change of control employment agreement with Mr. Watkins (the “Employment Agreement”), effective as of November 15, 2012, which provides, under certain circumstances, for payments upon termination of employment in connection with a change of control of the Company. Payments made under the agreement are subject to a “double trigger,” meaning that both a change of control and a termination are required.

If Mr. Watkins’ employment is terminated by the Company without “cause” or if Mr. Watkins terminates his own employment for “good reason,” each as defined in the Employment Agreement, following a change of control, Mr. Watkins will be entitled to severance benefits equal to his annual compensation, including bonus, continuation of certain benefits for a period of one year, outplacement services, full acceleration of equity awards and payment of certain other benefits required to be paid or provided to employee.

The Company also intends to enter into an indemnification agreement (the “Indemnification Agreement”) with Mr. Watkins, which is substantially identical to the form of agreement the Company filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on May 27, 2011 (and is incorporated herein by reference). The Indemnification Agreement provides, subject to the terms and conditions set forth therein, among various other things, that: (i) the Company shall indemnify Mr. Watkins to the fullest extent permitted by the Delaware General Corporation Law against any and all expenses and liabilities (as provided in the Indemnification Agreement) reasonably incurred or suffered by him in connection with a proceeding; (ii) indemnification will not be available for judgments against Mr. Watkins under Section 16(b) of the Securities Exchange Act of 1934 or under similar provisions of state law for an accounting of profits made from the purchase or sale by Mr. Watkins of securities of the Company; (iii) Mr. Watkins is presumed to be entitled to indemnification, which presumption can be overcome by the Company; (iv) if requested by Mr. Watkins and approved by the Company’s Board, the Company may provide security to Mr. Watkins for the Company’s indemnification and advancement obligations under the Indemnification Agreement through a trust, line of credit or other collateral; and (v) the Company shall use commercially reasonable efforts to maintain directors’ and officers’ liability insurance covering the duration of Mr. Watkins’ service as an officer of the Company.

(c) Approval of Fiscal Year 2013 Annual Incentive Plan

On November 13, 2012, the compensation and management development committee of the Board (the “Committee”) approved the Fiscal Year 2013 Annual Incentive Plan (the “2013 Plan”) for the Company’s chief executive officer, its other executive officers (excluding its senior vice president, worldwide sales) and certain non-executive officer employees.

The 2013 Plan provides for the payment of bonuses based principally on achievement of a financial performance target related to non-GAAP operating profit and, secondarily, based on individual performance objectives. If the target financial performance level is achieved, the total payout under the 2013 Plan will be approximately $2.1 million. The 2013 Plan provides for a linear decrease or increase in payouts based on financial performance below target and above target, with no bonuses payable for financial performance below a minimum threshold. At the financial performance threshold, payouts under the 2013 Plan will total approximately $1.05 million, and the maximum payout assuming over-performance relative to the financial performance target will be $4.2 million.

The Committee has not made any determinations with respect to allocation of the potential 2013 Plan bonus pool among the Company’s chief executive officer, its other executive officers (excluding its senior vice president, worldwide sales) and non-executive officer employees. With respect to the Company’s chief executive officer and chief financial officer, 80% of their aggregate bonus potential will be based on achievement of the financial performance target. The balance will be based on individual performance objectives related, for the chief executive officer, to product and market development and, for the chief financial officer, to expense management. For the remaining executive officers, payout potential is weighted equally between the financial performance target and individual performance objectives.

The Committee currently expects to fund approximately 75% of any 2013 Plan bonus payouts in cash, with the balance being paid in the form of shares of the Company’s common stock issued under the Company’s equity incentive plan.

Item 8.01 Other Events

On November 13, 2012, the Committee also determined that no bonuses for fiscal year 2012 performance had been earned by the Company’s chief executive officer, its other executive officers (other than its senior vice president, worldwide sales) and non-executive officer employees. The Company intends to reverse the accrued bonuses that were reflected as operating expenses in the Company’s financial statements for the fiscal year ended September 28, 2012 as announced on November 5, 2012. The financial statements that will be contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 28, 2012 will reflect the accrual reversal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINDSPEED TECHNOLOGIES, INC.

Date: November 19, 2012	By:	/s/ Stephen N. Ananias
Stephen N. Ananias
Senior Vice President and Chief Financial Officer